UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2018

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously reported, on July 11, 2018, Broadcom Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CA, Inc., a Delaware corporation (“CA”), and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). On November 5, 2018 (the “Effective Date”), the Company completed its acquisition of CA.

Pursuant to the Merger Agreement, the acquisition was structured as a merger of Merger Sub with and into CA (the “Merger”), with CA surviving the Merger and becoming a wholly owned subsidiary of the Company. The aggregate consideration for the acquisition was approximately $18.7 billion in cash, without giving effect to related transaction fees and expenses. As described in Item 1.01 and Item 2.03, the Company funded the acquisition and transactions relating thereto with proceeds from unsecured debt incurred under the Credit Agreement (as defined below), together with cash on hand of Broadcom and CA.

Item 1.01 Entry into Definitive Material Agreement.

On the Effective Date, the Company entered into a Credit Agreement with the lenders and L/C Issuers named therein, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other parties from time to time party thereto (the “Credit Agreement”). The Credit Agreement provides for a $5.0 billion unsecured revolving credit facility (the “Revolving Facility”), a $9.0 billion unsecured term A-3 facility (the “Term A-3 Facility”) and a $9.0 billion unsecured term A-5 facility (the “Term A-5 Facility”). The Company’s obligations under the Credit Agreement are guaranteed on an unsecured basis by Broadcom Corporation, a California corporation, Broadcom Cayman Finance Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and Broadcom Pte. Ltd. (formerly Broadcom Limited), a private company limited by shares incorporated under the laws of Singapore.

The term loans under the Term A-3 Facility and Term A-5 Facility were made in a single borrowing on the Effective Date and will mature and be payable in full on the third or fifth anniversary, respectively, of the Effective Date. The Revolving Facility is a five-year unsecured revolving facility. Initially, the aggregate commitment of all revolving lenders under the Credit Agreement is equal to $5.0 billion, of which $500 million is available for the issuance of multicurrency letters of credit. The issuance of letters of credit reduces the aggregate amount otherwise available under the Revolving Facility for the making of revolving loans. Subject to the terms of the Credit Agreement, the Company may borrow, repay and reborrow revolving loans at any time prior to the earlier of (a) the fifth anniversary of the Effective Date, and (b) the date of termination in whole of the revolving lenders’ commitments under the Credit Agreement in accordance with the terms thereof. The Company had no borrowings outstanding under the Revolving Facility on the Effective Date.

Borrowings under the Revolving Facility, Term A-3 Facility and Term A-5 Facility will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin that varies by facility and is calculated based on the Company’s credit ratings from time to time. In addition, the Company will also pay to the revolving lenders under the Credit Agreement certain customary fees, including a commitment fee on the daily actual excess of each lender’s revolving commitment over its outstanding revolving credit exposure under the Credit Agreement, calculated based on the Company’s credit ratings from time to time.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the revolving commitments under the Credit Agreement are permissible without penalty (other than customary Eurocurrency loan breakage), subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Credit Agreement.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as well as a financial covenant requiring that,

as of the last day of each fiscal quarter, commencing with the first quarter-end after the Effective Date, the Company’s Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) shall not be less than 3.00:1.00, as more fully described in the Credit Agreement.

The Credit Agreement also contains various events of default (subject to grace periods, as applicable) including among others: nonpayment of principal, interest or fees; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unsatisfied judgments; certain ERISA violations; the occurrence of a change of control; and the invalidity or unenforceability of the Credit Agreement or certain other documents executed in connection therewith.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Many of the lenders under the Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries (including in connection with the transactions described in this Current Report on Form 8-K), for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on July 12, 2018 and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 5, 2018, the Company issued a press release announcing the completion of the acquisition of CA. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 8.01 Other Events.

In connection with its acquisition of CA, the Company has entered into a definitive agreement to sell Veracode, Inc., a wholly owned subsidiary of CA, to Thoma Bravo, LLC for an aggregate purchase price of $950 million, subject to customary closing conditions.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 11, 2018, by and among Broadcom Inc., Collie Acquisition Corp., and CA, Inc. (incorporated by reference to Exhibit 2.1 to Broadcom Inc.’s Form 8-K filed on July 12, 2018)

10.1	Credit Agreement, dated as of November 5, 2018, among the Company, the lenders and other parties party thereto, and Bank of America, N.A., as Administrative Agent

99.1	Press Release, dated November 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: November 5, 2018	By:	/s/ Thomas H. Krause, Jr.
		Name:	Thomas H. Krause, Jr.
		Title:	Chief Financial Officer